PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT is made as of this 18th day of June 1998, by and between ULTRA PACIFIC HOLDINGS S.A., a Liberian corporation, with its office at c/o Dr. Herbert Batliner, Aeulestrasse 74, Post Box 86, F.L. 9490, Vaduz, Liechtenstein, Attention: Herr Hans Gassner, (the "Purchaser"), and METALCLAD CORPORATION, a Delaware corporation, with its principal offices at 3737 Birch Street, Suite 300, Newport Beach, California 92660, United States of America (the "Company").

        WHEREAS, the Company is offering to sell a U.S. $252,812.50 Principal Amount Zero Coupon Secured Note (the "Note"), to be dated and issued as of the date hereof and to be due 45 days following the date hereof being July 31, 1998 (the "Maturity Date"), the Purchaser or any other holder of the Note being hereinafter sometimes referred to as the "Noteholder, and the principal amount of the Note being hereinafter sometimes referred to as the "Principal Amount", the Note to be substantially in the form of Exhibit A annexed hereto and made a part hereof;

        WHEREAS, on the Maturity Date of the Note, the Company shall issue to the Purchaser 250,000 "Warrants" (hereinafter defined) to purchase the Company s common stock par value U.S.$.10 per share ("Common Stock");

        WHEREAS, for each day following the Maturity Date that the Note is not paid in full (whether or not the Noteholder has declared an Event of Default), the Company will issue to the Noteholder an additional 7,143 Warrants to and including the date on which payment in full of the Note is made;

        WHEREAS, the obligations of the Company under this Purchase Agreement and the Note are entitled to the benefits of the Pledge Agreement and the Assignment mentioned below;

        WHEREAS, the placement of the Note has been arranged directly by and between the Company and the Purchaser;

        WHEREAS, the Company has furnished to the Purchaser, in accordance with Section 4.2(c) hereof, the latest annual and quarterly reports and other public information referred to below filed with the United States Securities and Exchange Commission ("SEC") constituting all of the filings of any nature which the Company has filed and was required to file with the SEC from and including January 1, 1998 through and including the date hereof;

        WHEREAS, the Company, the Purchaser and Sundial International Fund Limited ("Sundial") heretofore entered into that certain Purchase st
   Agreement dated as of the 31   day of December, 1997 ("Prior Purchase
   Agreement") pursuant to which the Purchaser and Sundial purchased U.S.$2,200,000.00 Principal Amount of the Company s Zero Coupon Secured Notes due December 31, 2002 (each a "Prior Note" and together the "Prior

   Notes" and the Purchaser and Sundial in such capacity being herein referred to individually as "Prior Noteholder" and together as the "Prior Noteholders") which Prior Purchase Agreement provided for the issuance to the Prior Noteholders of certain Warrants to purchase Common Stock of the Company and the right of the Prior Noteholders to convert the Prior Notes into Common Stock of the Company and the right of the Company to require the conversion of the Prior Notes into Common Stock of the Company, each under certain circumstances, and all on the terms and conditions set forth in the Prior Purchase Agreement and the documents referred to therein; and

        WHEREAS, due to a mutual factual misunderstanding respecting adjustment to the exercise price of the Warrants to be issued under the Prior Purchase Agreement and certain other warrants, the number of Warrants to be issued thereunder and the price at which the Prior Note to be convertible into Common Stock of the Company, which mutual factual misunderstanding the parties hereto wish to correct for their mutual benefit and for the benefit of Sundial, all as more particularly set forth in Section 2.7 of this Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Purchase Agreement, the undersigned agree as follows:

   Section 1.  Agreement to Sell and Purchase the Note.

        1.1 On the basis of the representations, warranties and agreements contained in this Purchase Agreement but subject to the terms and conditions set forth in this Purchase Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company on the date hereof, or on such other date as shall be mutually agreed upon by the Company and the Purchaser (the "Closing Date"), the Note for a purchase price of U.S.$250,000.00 (the "Purchase Price").

        1.2 Payment of the Purchase Price shall be made by the Purchaser to the Company by wire transfer, net of all wire transfer charges, in immediately available funds for value on the date hereof, or such other date as the Company and the Purchaser shall agree, in United States dollars to:

        Account:       Metalclad Corporation
        Account No.:   040116487
        ABA No.:       122003516
        Bank:          Sanwa Bank, Santa Ana Main Branch
                       1622 North Main Street,
                       Santa Ana, California 92701
                       United States of America

        Alternatively, at the option of the Purchaser, payment may be made in escrow in advance of the Closing Date by wire transfer of the Purchase Price in immediately available funds to:

        Account:       Gilmartin, Poster & Shafto Trust Account
        Account No.    04278931
        ABA No.        0210000089

        Bank:          Citibank, N.A.
                       One Broadway
                       New York, New York 10004
                       Attention: Ms. Lena Circosta

   Should the funds be transferred in such alternative manner and should the Closing take place at a time of day when it is no longer practicable or possible to wire transfer said funds to the above mentioned account of the Company, Purchaser will cause Messrs. Gilmartin, Poster & Shafto ("Agent"), concurrently with the Closing, to: (i) issue and deliver to the Company the Agent s irrevocable and unconditional confirmation that concurrently with the Closing the Agent holds such Purchase Price solely and exclusively for the benefit of the Company, and (ii) issue and deliver to Citibank, N.A. no later than the opening of business on the following Business Day its irrevocable and unconditional instructions forthwith to wire transfer, net of all wire transfer charges, the Purchase Price of the Note to the Company s account with said Sanwa Bank above mentioned.

        1.3 The completion of the sale and purchase of the Note (the "Closing") shall take place at the offices of the Agent, 5th Floor, One William Street, New York, New York 10004, at 10:00 a.m. local time on the Closing Date. At the Closing, the Company shall deliver to the Agent, for the account of Purchaser, the Note registered in the name of the Purchaser or its nominee, representing the Note being purchased by Purchaser, against payment of the Purchase Price therefor in immediately available funds to the account of the Company designated in or otherwise as provided in Section 1.2 of this Purchase Agreement.

        1.4 The obligation of the Purchaser to purchase the Note at the Closing shall be conditional upon the delivery by the Company to the Agent, on behalf of the Purchaser, of:

             1.4.1 The Secondary Pledge Agreement (as executed and delivered, the "Pledge Agreement") by and between the Company and the Agent dated as of the Closing Date substantially in the form of Schedule 1 annexed hereto and made a part hereof pursuant to which the Company pledges to the Agent for the benefit of the Noteholder and as security for, among other things, the obligations of the Company under the Note and this Purchase Agreement, all of the issued and outstanding capital stock ("MIC Shares") of the Company s wholly owned subsidiary, Metalclad Insulation Corporation ("MIC"), a California corporation, subject to the prior rights of the Agent under that certain Pledge Agreement dated as of st
   the 31   day of December, 1997 between the Company and the Agent (the
   "Prior Pledge Agreement"), the MIC Share Certificates and the MIC Stock Powers having been previously delivered by the Company to the Agent pursuant to the Prior Pledge Agreement.

             1.4.2 An Assignment of Account ("Assignment") substantially in the form of Schedule 2 annexed hereto and made a part hereof pursuant to which the Company assigns to the Agent, as secured party, acting on behalf of the Noteholder, all of the Company s right, title and interest in and to the "Fund Trust Agreement"(hereinafter defined) as security, inter alia, for all of the "Obligations" (hereinafter defined).

             1.4.3 The Company s irrevocable and unconditioned undertaking hereby made, to issue on, but not before, the Maturity Date (July 31, 1998), a Warrant dated the Maturity Date to purchase 250,000 Shares of the Company s Common Stock at the Warrant Exercise Price with an expiration date of July 31, 2003 registered to Purchaser.

             1.44 Evidence satisfactory to the Agent of the authority of the persons executing the Note, the Pledge Agreement, the Assignment and all other transaction documents on behalf of the Company.

             1.4.5  The Note.

             1.4.6 UCC Financing Statements relating to the Collateral to be filed in such jurisdictions as are determined appropriate by the Agent.

             1.4.7 An opinion of Messrs. Gibson, Haglund & Johnson, counsel to the Company, in form and substance satisfactory to the Agent.

   Section 2. Definitions; Certain Rights of the Noteholder Upon the Occurrence of an Event of Default.

        2.1 When used in this Purchase Agreement, the following terms shall have the following meanings:

             2.1.1 "Agent" shall have the meaning set forth in Section 1.2 of this Agreement.

             2.1.2 "Assignment" shall mean that certain Assignment of Account executed by the Company in favor of the Agent dated as of the date hereof substantially in the form of Schedule 2 annexed hereto and made a part hereof pursuant to which, among other things, the Company assigns to the Agent for the benefit of the Noteholder and as security for the payment of any and all indebtedness of the company to Ultra all right, title and interest of the Company in and to, among other things, the account and all proceeds thereof established pursuant to the Fund Trust Agreement.

             2.1.3 "Business Day" shall mean a day on which banks are open for business in each of Los Angeles, California, New York City, New York, London, England and the Channel Islands.

             2.1.4  "Closing Date" shall have the meaning set forth in
   Section 1.1 of this Agreement.

             2.1.5 "Collateral" shall mean all the right, title and interest of the Agent in and to the property described in the Assignment and the Pledge Agreement, which property the Agent holds for the benefit of the Noteholder and as security for the performance of the Obligations.

             2.1.6 "Common Stock" shall have the meaning set forth in the second recital of this Agreement.

             2.1.7 "Company" shall have the meaning set forth in the first paragraph of this Agreement.

             2.1.8  "Debentures" shall have the meaning set forth in Section
   3.1 of this Agreement.


             2.1.9 "Default Rate" shall be a per annum rate of interest equal to (i) the greater of (w) 15% or (x) the sum of 6% plus the rate announced from time to time by Citibank, N.A. as its prime or stated rate for unsecured short term U.S. dollar commercial loans in the United States.

             2.1.10 "Discounted Present Value"with respect to the Note shall be based on a simple interest rate of 9% per annum without compounding and shall mean with respect to the Note an amount calculated in accordance with the following formula:

                   $250,000.00 + ($2,812.50 (n/45))

   wherein n equals the number of days elapsed from and including the date of issuance of any Note to and including the date of occurrence of an Event of Default, as the case may be, and 45 equals the total number of days from and including the date of issuance to and including the date of maturity of the Note.

             2.1.11 "EPA" shall have the meaning set forth in Section 6.15 of this Agreement.

             2.1.12 "Event of Default" shall mean any of the events referred to in Section 7.1 of this Agreement; and "Events of Default" shall mean more than one such event.

             2.1.13 "Fund Trust Agreement" shall mean that certain Amended and Restated Fund Trust Agreement" between the Company and Pacific National Bank, a copy of the Fund Trust Agreement being annexed hereto as
   Schedule 4 and made a part hereof.

             2.1.14 "GAAP" shall mean the standards, conventions, rules and principles generally accepted and followed by accountants in the United States in recording and summarizing transactions and in the preparation of financial statements.

             2.1.15 "Market Price" shall have the meaning set forth in the form of Warrant annexed to this Purchase Agreement as Schedule 3 and made a part hereof.

             2.1.16 "MIC Shares" shall mean all of the issued and outstanding capital stock of Metalclad Insulation Corporation, a California corporation.

             2.1.17 "MIC Stock Powers" shall mean stock powers executed in blank, with signature guaranteed, in form sufficient to enable the Agent to transfer the registered and beneficial ownership of the whole or any portion of the MIC Shares pursuant to the terms of the Pledge Agreement.

             2.1.18 "Noteholder" and "Noteholders" shall have the meanings set forth in the first recital of this Agreement.

             2.1.19 "Note" shall have the meaning set forth in the first recital of this Agreement.

             2.1.20 "Obligations" shall mean all of the obligations of the Company to the Noteholder under or pursuant to the Note, this Purchase Agreement, the Pledge Agreement and the Assignment.
             2.1.21 "OFW Ratchet Clause" shall mean the adjustments to the Warrant Exercise Price set forth in Section 7 of the form of Warrant annexed hereto as Schedule 3 and made a part hereof.

             2.1.22 "OSHA" shall have the meaning set forth in Section 6.15 of this Agreement.

             2.1.23 "Pledge Agreement" shall mean that certain Secondary Pledge Agreement by and between the Company and the Agent dated as of the date hereof substantially in the form of Schedule 1 annexed hereto and made a part hereof, pursuant to which, among other things, the Company pledges to the Agent for the benefit of the Noteholder and as security for all of the Obligations, the MIC Shares subject, however, to the prior rights of the Agent under and pursuant to the Prior Pledge Agreement. .

             2.1.24 "Principal Amount" shall mean with respect to the Note, U.S. $252,812.50.

             2.1.25 "Prior Note"and "Prior Notes" shall have the meaning set forth on the penultimate recital to this Agreement.

             2.1.26 "Prior Noteholder" and "Prior Noteholders" shall have the meaning set forth in the penultimate recital to this Agreement.

             2.1.27  "Prior Pledge Agreement" shall mean that certain Pledge st
   Agreement dated the 31 day of December, 1997 by and between the Company and the Agent pursuant to which the MIC shares and the MIC Stock Powers were delivered to the Agent as security for the "Obligations" referred to therein.

             2.1.28 "Prior Purchaser" shall have the meaning set forth in the penultimate recital to this Agreement.

             2.1.29 "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

             2.1.30  "Purchase Price" of the Note shall mean U.S.$250,000.00.

             2.1.31 "Registration Rights Agreement" shall have the meaning set forth in the Prior Purchase Agreement.

             2.1.32  "Restricted Period" shall have the meaning set forth in
   Section 4.3(a) of this Agreement.


             2.1.33 "SEC" shall have the meaning set forth in the last recital of this Agreement.

             2.1.34  "Securities" shall have the meaning set forth in
   Section 3.6 of this Agreement.

             2.1.35 "Sundial"shall have the meaning set forth in the penultimate recital to this Agreement.

             2.1.36 "Transaction documents" shall have the meaning set forth in Section 3.3 of this Agreement.

             2.1.37 "Warrant" shall mean the non-redeemable right to purchase shares of Common Stock at the Warrant Exercise Price; and "Warrants" shall mean the plural thereof, each Warrant to be substantially in the form of Schedule 3 annexed hereto and made a part hereof.

             2.1.38 "Warrant Exercise Price" shall mean U.S. $1.25 per share of Common Stock as the same may be adjusted pursuant to the OFW Ratchet Clause.

             2.1.39 "Warrant Shares" shall mean the shares of Common Stock of the Company issuable upon exercise of the Warrants.

        2.2 Concurrently with the Maturity of the Note on the Maturity Date, the Company will issue to the Purchaser a Warrant dated the Maturity Date to purchase 250,000 shares of Common Stock. For each day following th
   the 45   day from the date of issuance of the Note that the Note has not been paid in full (together with any default interest due thereon), the Company will issue to the Purchaser an additional Warrant to purchase 7,143 shares of the Common Stock.

        2.3 Upon the occurrence of an Event of Default and so long as the same shall be continuing, the Noteholder shall have the right to declare the Note to be in default. In the event of any such declaration, the Discounted Present Value of such Note shall be calculated to the date of the occurrence of such Event of Default and, (i) thereafter, such Discounted Present Value of the Note shall bear interest at the Default Rate until all amounts due the Noteholder are paid in full, and (ii) in addition to the Warrant to purchase 250,000 shares of Common Stock, Noteholder shall receive a Warrant to purchase 7,143 shares of Common th
   Stock of the Company for each day following the 45   day after the date of
   issuance of the Note until the entire Principal Amount of the Note and default interest thereon, if any, have been paid in full (whether or not an Event of Default has been declared or waived by the Noteholder). Upon the occurrence of an Event of Default the Noteholder may instruct the Agent to exercise any one or more or all of the Agent s rights under the Pledge Agreement and the Assignment, all without prejudice to the Noteholder s rights in law or equity.

        2.4 If the SEC or any other agency of the government of the United States abolishes, modifies or otherwise changes the terms of Regulation S or Rule 144 promulgated under the Securities Act of 1933, as amended, so as to (i) extend the holding period under Regulation S to a period greater than one year, or (ii) extend the holding period under Rule 144 to greater than one year, the Purchaser adversely affected thereby shall have piggyback registration rights to the registration rights set forth in the Registration Rights Agreement.

        2.5 In the event there shall have accumulated $250,000.00 in the Fund Trust Agreement at a time when any of the Obligations shall remain outstanding, the Company shall cause a "Closing" (as defined in the Fund Trust Agreement to take place) and shall apply the proceeds thereof to payment of any the Obligations which then remaining outstanding.

        2.6 The Purchaser hereby appoints the Agent to act as its agent for purposes of retaining, perfecting and enforcing all of the rights conferred upon Agent pursuant to the Pledge Agreement and the Assignment.

        2.7.1 For the purposes of this Section 2.7 only, capitalized terms used herein and not defined herein are used as defined in the Prior Purchase Agreement.

        2.7.2 The form of Warrant annexed to the Prior Purchase Agreement as "Exhibit B" and made a part thereof is hereby amended by inserting a subsection 7(e) following subsection 7(d) and renumbering existing subsections (e) and (f) as subsections (f) and (g):

               (e) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this paragraph 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        2.7.3  The definition of the term "OFW Rachet Clause" contained in
   Section 2.1.18 of the Prior Purchase Agreement shall be changed to read as follows:

              "2.1.18   OFW Rachet Clause  shall mean the entirety of
   Section 7 of the form of Warrant annexed hereto as Exhibit B and made a part hereof and shall include the addition to Section 7 thereof of the new subsection (e) referred to in Section 2.7.2 of the Purchase Agreement th
   dated as of the 18   day of June 1998 by and among Ultra Pacific Holdings
   S.A. ("Ultra"), it being understood that the OFW Rachet Clause as hereinabove modified shall also be applied to modify and adjust the Conversion Rate as well as the Warrant Exercise Price."

        2.7.4 It is understood that no Warrants have heretofore been issued under or pursuant to the Prior Purchase Agreement but that in accordance with the terms of the Prior Purchase Agreement and the Note referred to therein, Warrants shall become issuable by the Company to Ultra and Sundial upon the occurrence of one or more of certain events described in the Prior Purchase Agreement and the Note such that it is a certainty that Warrants will be issued by the Company to Ultra and Sundial thereunder because it is a certainty that one or more of the events referred to therein will occur. It is further agreed that concurrently with the first issuance by the Company to Ultra and Sundial of Warrants in accordance with the terms of the Prior Purchase Agreement and the Note referred to therein, an additional 400,000 Warrants in the form of the Warrant annexed to the Prior Purchase Agreement as Exhibit B as modified pursuant to this
   Section 2.7., shall also then be issued to Ultra and Sundial in the
   following proportions:   a Warrant to Sundial to purchase 266,667 shares
   of Common Stock and a Warrant to Ultra to purchase 133,333 shares of Common Stock.

   Section 3.  Representations and Warranties of the Company

        The Company hereby represents and warrants to the Purchaser as follows:

        3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted and as described in the Confidential Private Placement Memorandum dated as of May 27, 1998 respecting the proposed issuance by the Company of up to $5,000,000 principal amount of its 10% Convertible
   Subordinated Debentures due 2001 ("Debentures").   The Company and its
   subsidiaries are duly qualified to do business as foreign corporations and are in good standing in every jurisdiction where such qualification is required by controlling law and where the failure so to qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.

        3.2 MIC Shares. The MIC Shares consist of 1,000 shares of Common Stock, no par value, representing all of the issued shares of capital stock of MIC, have been duly and validly authorized and issued, and are fully paid and nonassessable. The MIC Shares are owned directly by the Company and are free and clear of any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever other than the lien of the Prior Pledge and the Pledge Agreement.

        3.3  Due Execution, Delivery and Performance of the Purchase
   Agreement

             The execution, delivery and performance of this Purchase Agreement, the Note, the Pledge Agreement, the Assignment and all other documents delivered or to be delivered by the Company in connection with this Purchase Agreement including the Warrant to be dated and delivered the Maturity Date (together the "transaction documents") (a) have been duly authorized by all requisite corporate action of the Company, and (b) will not violate (i) the Certificate of Incorporation or Bylaws of the Company or (ii) any law applicable to the Company, MIC, or any of its other subsidiaries or any rule, regulation or order of any court or governmental agency or body having jurisdiction over the Company, MIC, or any of its other subsidiaries or (iii) any provision of any indenture, mortgage, debenture, agreement, contract or other instrument by which the Company or its property is bound or affected.

        3.4 Issuance and Delivery of the Warrant Shares. The offer, issuance, sale and delivery of the Warrant Shares, in accordance with the Purchase Agreement, have been duly authorized by all requisite corporate action of the Company. The Warrant Shares, when issued, will conform to the terms of the Common Stock set forth in the Company s Certificate of Incorporation. The Warrant Shares, when issued upon exercise of the Warrants therefor, will be duly and validly issued and outstanding, fully paid and non-assessable, will not be subject to any pre-emptive or similar right, and Purchaser will receive good and valid record title to the Warrant Shares, free and clear of any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever, except such as may have been created by the Purchaser. No consent or approval by the stockholders of the Company or of any other person is required to be obtained by the Company for the consummation of the issuance, sale and delivery of the Warrant Shares pursuant to the terms of this Purchase Agreement. The Warrant Shares have been duly and validly authorized and reserved for issuance.

        3.5  Note and Warrant Authorized.   At the Closing, the Note, and on
   the Maturity Date, the Warrant, will be duly and validly executed and delivered by the Company and will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        3.6 Compliance with Regulation S. The Company is a "reporting issuer" (as defined in Regulation S promulgated by the SEC). The Company, its affiliates, and any person acting on behalf of, or as agent of, any of the foregoing, whether as principal or agent, (a) has offered and sold the securities which are the subject of this Purchase Agreement, including the Note, the Warrants and the Warrant Shares (the "Securities") to the Purchaser only in an "offshore transaction" (as defined in Regulation S),
   (b) has not engaged with respect to the Securities in any "directed selling efforts" (as defined in Regulation S) in or directed toward the United States, and (c) has complied with all "offering restrictions" (as defined in Regulation S) in respect of the Securities.

   Section 4.  Representations, Warranties and Covenants of Purchaser.

        The Purchaser hereby represents, warrants and covenants to the Company as follows:

        4.1 Compliance with United States Securities Laws. The Purchaser understands and acknowledges that (a) the Securities have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S), unless such securities are registered under the Securities Act and any applicable state securities or blue sky laws or such offer or sale is made pursuant to exemptions from the registration requirements of such laws, (b) the Warrant may not be exercised in the United States or by or on behalf of a "U.S. Person" (as defined in Regulation S) unless the Warrant and the Warrant Shares are registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements of such laws are available, and (c) the Securities are being offered and sold pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to non-"U.S. persons" in "offshore transactions" (as defined in Regulation S), subject to certain terms and conditions.

        4.2  Status of Purchaser.

             (a) Purchaser is purchasing the Securities for its own account or for persons or accounts as to which it exercises investment discretion. Neither Purchaser nor such person or account is a "U.S. person" (as defined in Regulation S). Purchaser has executed this Purchase Agreement outside the United States. The offer to Purchaser and sale of the Securities has occurred outside the United States.

             (b) Purchaser (and any person or account on whose behalf Purchaser is purchasing) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in restricted securities such as this Purchase Agreement and the Securities) and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Purchase Agreement and to purchase the Securities. Purchaser acknowledges that it is capable of evaluating the merits and risks of an investment in the Securities.

             (c) Purchaser acknowledges that the Company has made available to Purchaser (i) the latest annual and quarterly reports and other public information referred to below filed with the SEC, including all of the filings of any nature which the Company has filed and was required to file with the SEC from and including January 1, 1998 through and including the date hereof, (ii) the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities, and
   (iii) the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information furnished in connection herewith and the transactions contemplated hereby.

             (d) Purchaser has agreed to purchase the Securities for investment purposes and not with a view to distribution. To the extent that the Note and the Warrants comprising the Securities are registered in the name of Purchaser s nominee, Purchaser confirms that such nominee is acting as custodian for Purchaser of such securities.

        4.3  Restrictions on Transfer or Re-Sale.

             (a) For a period of one year following the Closing Date, or if the Securities come to be issued on more than one day, the latest Closing Date (the "Restricted Period"), Purchaser shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, or offer, sell, transfer, pledge or otherwise dispose of the Securities, or any interest therein in the United States to, or for the account or benefit of, a "U.S. person" (as defined in Regulation S).

             (b) Purchaser understands that the Warrant Shares or any interest therein are only transferable on the books and records of the Transfer Agent and Registrar of the Common Stock of the Company and, with respect to the Note and the Warrants, on the books and records of the Company. Purchaser further understands that the Transfer Agent and Registrar and the Company will not register any transfer of the Securities or any interest therein which the Company in good faith believes violates the restrictions set forth herein.

             (c) Unless registered under the Securities Act, any proposed offer, sale, transfer, pledge or other disposition during the Restricted Period of any of the Securities or any interest therein shall be subject to the condition that Purchaser must deliver to the Company (i) a written certification that neither record nor beneficial ownership of the Securities has been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation S),
   (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Securities is not a "U.S. person" (as defined in Regulation S), that such transferee is acquiring such Securities or such interest therein, as the case may be, for such transferee s own account (or an account over which it has investment discretion) and for investment and not with a view to distribution, and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S during the Restricted Period, and (iii) a written opinion of United States counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale, transfer, pledge or other disposition of such Securities, or any interest therein, as the case may be, are exempt from registration under the Securities Act and any applicable state securities or blue sky laws.

             (d) Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Purchase Agreement otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

        4.4 Exercise of the Warrants. Purchaser understands that the Warrants may not be exercised by or on behalf of any "U.S. person" (as defined in Regulation S) unless the Warrants and the Warrant Shares issuable upon exercise thereof are registered under the Securities Act or an exemption from such registration is available. Accordingly, Purchaser understands that it is a condition to the exercise of the Warrants that
   (a) any shares of Common Stock issuable upon such exercise will not be delivered within the United States except in circumstances constituting an "offshore transaction" (as defined in Regulation S) or unless such shares of Common Stock have been registered under the Securities Act or an exemption from such registration is available, and (b) the holder exercising the Warrants must deliver to the Company (i) a written certification that such holder is not a "U.S. person" (as defined in

   Regulation S) and that the Warrants are not being exercised on behalf of, or for the account or benefit of, a "U.S. person" (as defined in Regulation S) or (ii) a written opinion of United States counsel, in form and substance satisfactory to the Company, to the effect that the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act or are exempt from registration under the Securities Act.

        4.5 Due Execution, Delivery and Performance of the Purchase Agreement and Other Obligations. Purchaser has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby; if Purchaser is a company or corporation, the execution, delivery and performance of this Purchase Agreement by Purchaser have been duly authorized by all requisite corporate action of Purchaser. Upon the execution and delivery of this Purchase Agreement by Purchaser, this Purchase Agreement shall constitute the legal, valid and binding obligations of Purchaser, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

   Section 5. Representations and Warranties at the Closing; Survival of Representations, Warranties and Agreements.

        5.1 Each of the parties hereto acknowledges that each of its respective representations and warranties contained in this Purchase Agreement is true and correct as of the date of this Purchase Agreement.

        5.2 Notwithstanding any investigation made by either party to this Purchase Agreement, all covenants, agreements, representations and warranties made by the Company and Purchaser herein and in the Securities delivered pursuant hereto shall survive the execution and delivery of this Purchase Agreement and the other transaction documents, the delivery to Purchaser of the Securities, and the receipt by the Company of payment for the Securities.

   Section 6.  Certain Agreements of the Company.

        The Company hereby covenants and agrees with Purchaser as follows:

        6.1 The Company shall cause MIC to preserve and maintain its corporate existence and all of its right, privileges and franchises in every jurisdiction in which the character of the property owned or the nature of the business transacted makes licensing of qualification necessary relative to the conduct of MIC s business.

        6.2 Except for the Prior Pledge, the Company shall not permit MIC to encumber, mortgage, pledge, assign or grant any security in MIC s assets to anyone other than Purchaser. The Company shall cause MIC to place notations on MIC s books of account and financial statements to disclose Purchaser s interest in MIC s assets.

        6.3 The Company shall cause MIC to keep and maintain MIC s assets in good operating condition, reasonable wear and tear excepted.

        6.4 The Company shall not permit MIC to make any capital expenditures in any fiscal year in excess of $100,000 without the consent of Purchaser.

        6.5 The Company shall promptly notify Purchaser of the imposition at any time of any lien or encumbrance upon any of the Collateral and the Company shall defend MIC s assets against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Purchaser.

        6.6 Without the prior written consent of Purchaser, the Company shall not sell, assign, transfer, mortgage, pledge, or otherwise dispose of MIC s assets, other than in the ordinary course of business.

        6.7 The Company shall promptly give to Purchaser notice in writing of any proceeding before any governmental agency or court against MIC which might, if determined adversely to MIC, materially and adversely affect MIC s financial condition, affairs or operations.

        6.8 The Company shall cause MIC to pay all taxes, assessments, governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date penalties attach thereto; provided, however, that MIC shall not be required to pay any such taxes, assessments, governmental charges or levies being contested in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any material danger or material adverse impact on the business of MIC.

        6.9 The Company shall not permit MIC to merge or consolidate with or into any other corporation or entity (except to the extent that MIC is the successor, survivor or parent and, in such event, only if (i) the tangible net worth of MIC is in the Company s reasonable judgment equal to or greater than the tangible net worth of MIC prior to such merger or consolidation, and (ii) MIC remains a wholly-owned subsidiary of the Company.

        6.10 The Company shall cause MIC to defend MIC s assets against the claims and demands of all parties.

        6.11 The Company shall not permit MIC to make a loan, pay a dividend, or otherwise transfer any of MIC s assets to the Company or any affiliate thereof.

        6.12 The Company shall not permit MIC to make any loans to any officers, directors, employees, or affiliates of the Company or MIC or any affiliate of either thereof.

        6.13 The Company shall cause MIC to provide Purchaser with unaudited financial statements of MIC, including a balance sheet, profit and loss statement, statement of equity, and cash flow statement, within 45 days of the end of each fiscal quarter and 90 days after the end of the fiscal year. All financial statements required hereunder shall be prepared in accordance with GAAP, subject to year-end adjustments in the case of quarterly statements. In addition, the Company shall cause MIC to furnish Purchaser with a month-by-month operating budget and cash flow for each fiscal year, including a balance sheet and income statement) no later than 30 days prior to the end of the previous fiscal year.

        6.14 The Company shall cause MIC to maintain insurance on its assets in a commercially reasonable manner in commercially reasonable amounts.

        6.15 The Company shall cause MIC to remain in material compliance with all applicable provisions of the Occupational Safety and Health Act as at any time amended ("OSHA") and the Environmental Protection Act as at any time amended ("EPA").

        6.16 The Company shall not permit MIC materially to change the nature of its business.

        6.17 The Company shall not permit MIC to purchase or acquire obligations or stock of, or any interest in, or make any investment in any entity other than (i) obligations issued or guaranteed by the United States of America or any agency thereof, (ii) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 or equivalent rating, or (iii) certificates of deposit having maturities of not more than 180 days issued by FDIC-insured commercial banks with combined capital and surplus of at least $500 million, (iv) U.S. money market funds that invest solely in obligations issued by the United States of America or any agency thereof, and (v) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 or equivalent rating.

        6.18 The Company shall reimburse the Purchaser on demand for attorneys fees, disbursements, and other out-of-pocket expenses incurred in connection with the preparation, execution, delivery or enforcement of the terms of any of the transaction documents.

   Section 7.  Events of Default.

        7.1 The Company shall be deemed to be in default of this Purchase Agreement and the Note if any of the following events ("Events of Default") shall occur and be continuing:

             (a) The Company shall fail to pay the Principal Amount of the Note when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any other amount or perform any other obligation hereunder or under the Note or any other transaction document within five Business Days after any such other amount becomes due in accordance with the terms thereof or hereof; or

             (b) Any representation or warranty made or deemed made by the Company or MIC or in any other transaction document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Purchase Agreement or any such other transaction document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

             (c) The Company shall default in the observance or performance of any agreement contained in Section 6 or any covenant contained in any other transaction document; or

             (d) The Company or MIC shall default in the observance or performance of any agreement contained in this Purchase Agreement or any other transaction document and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which an executive officer of the Company has actual knowledge thereof and (ii) the date upon which the Agent or the Noteholder gives notice to the Company thereof; or

             (e) (I) the Company or MIC shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or MIC shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or MIC any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or MIC any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or MIC shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) , or (iii) above; or (v) the Company or MIC shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

        7.2  Upon the occurrence of any such Event of Default, as defined in
   Section 7.1, (A) if such Event of Default is specified in clause (i) or
   (iv) of paragraph (e) of Section 7.1 with respect to the Company, automatically the Note hereunder and all other amounts owing under this Purchase Agreement, the Note or any other transaction document (including, without limitation, all Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, the Noteholder may declare the Note and all other amounts owing under this Purchase Agreement, the Note or any other transaction document, including, without limitation, all Obligations, to be due and payable forthwith, whereupon the same shall immediately become due and payable.

        7.3 Except as expressly provided above in this Section 7, demand, protest and all other notices of any kind are hereby expressly waived.

   Section 8.  Notices

   Notices and other communications provided for herein shall be in writing and shall be delivered by hand or shall be sent by telecopy (and if sent by telecopy, shall be confirmed by registered mail, return receipt requested, or by overnight mail or courier, postage and delivery charges prepaid), to the following addresses:

       if to the Company:     Metalclad Corporation
                              Attention: Grant Kesler, President
                              2 Corporate Plaza, Suite 125
                              Newport Beach, California 92660
                              Phone:  714 719-1234
                              Fax:    714 719-1240

       with a copy to:        Gibson, Haglund & Johnson
                              Attention: Bruce H. Haglund, Esq.
                              Koll Center Irvine
                              2010 Main Street, Suite 400
                              Irvine, California 92614
                              Phone:  714 752-1100
                              Fax:    714 752-7144 or 714 752-1188

       if to the Purchaser:   Ultra Pacific Holdings, S.A.
                              Attention: Herr Hans Gassner
                              c/o Dr. Herbert Batliner
                              Aeulestrasse 74
                              Post Box 86
                              F.L. 9490
                              Vaduz, Liechtenstien
                              Phone:  011 41 75 236-0404
                              Fax:    011 41 75 236-0405

       with copies to:        Gilmartin, Poster & Shafto
                              Attention: Donald B. Shafto, Esq.
                                                   th
                              One William Street, 5   Floor
                              New York, New York 10004
                              Phone:  212 425-3220
                              Fax:    212 482-0848 or 212 425-3220

                              Sundt & Co. Ltd.
                              Attention: Mr. Nick Murphy
                              11 St. James s Square
                              London SW1Y 4LB United Kingdom
                              Phone:  011 44 171 930-5757
                              Fax:    011 44 171 930 1784

   Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telecopy, when received. Addresses may be changed upon notice of such change given as provided in this Section 8.

   Section 9.  Amendments.

        No amendment, interpretation or waiver of any of the provisions of this Purchase Agreement shall be effective unless made in writing and signed by the parties to this Purchase Agreement.

   Section 10.  Headings.

        The headings of the sections and sub-sections of this Purchase Agreement are used for convenience only and shall not affect the meaning or interpretation of the contents of this Purchase Agreement.

   Section 11.  Enforcement.

        The failure to enforce or to require the performance at any time of any of the provisions of this Purchase Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Purchase Agreement or any part hereof or the right of any party thereafter to enforce each and every position in accordance with the terms of this Purchase Agreement.

   Section 12.  Governing Law.

        This Agreement and the relationships of the parties in connection with the subject matter of this Purchase Agreement shall be governed by and determined in accordance with the substantive laws of the State of New York, in the United States of America, applicable to agreements made and to be performed entirely therein.

   Section 13.  Severability.

        In case any one or more of the provisions contained in this Purchase Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall no in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof invalid, illegal or unenforceable in any respect.

   Section 14.   Counterparts.

        This Purchase Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

   The Company:                  METALCLAD CORPORATION

                                 By:    /s/Grant S. Kesler
                                    ----------------------------
                                      Grant S. Kesler, President


   Purchaser:                    ULTRA PACIFIC HOLDINGS S.A.

                                 By:    /s/Donald B. Shafto
                                    ----------------------------
                                      Donald B. Shafto, President





































                                     19
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